EXHIBIT 99.1 News release
HP Reports First Quarter 2009 Results

Editorial Contacts:

Christina Schneider, HP
+ 1 650 857 8222
corpmediarelations@hp.com

Asa Svanstrom, HP
+ 1 650 857 2246 (Investors)
Investor.relations@hp.com

HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

• • • • •

First quarter net revenue up 1%, or 4% in local currency, from a year earlier to $28.8 billion

First quarter GAAP operating profit down 5% to $2.5 billion; $0.75 GAAP earnings per share, down from $0.80 a year earlier

First quarter non-GAAP operating profit up 10% to $3.1 billion; $0.93 non-GAAP earnings per share, up from $0.86 a year earlier

Services posts record operating profit of $1.1 billion

EDS integration ahead of plan

PALO ALTO, Calif., Feb. 18, 2009 – HP today announced financial results for its first fiscal quarter ended Jan. 31, 2009, with net revenue of $28.8 billion, up 1% from a year earlier and up 4% when adjusted for the effects of currency.

In the first quarter, GAAP operating profit was $2.5 billion and GAAP diluted earnings per share (EPS) was $0.75, down from $0.80 in the prior-year period. Non-GAAP operating profit was $3.1 billion, with non-GAAP diluted EPS of $0.93, up from $0.86 in the prior-year period. Non-GAAP financial information excludes $431 million of adjustments on an after-tax basis, or $0.18 per diluted share, related primarily to amortization of purchased intangible assets, restructuring charges and acquisition-related charges. GAAP and Non-GAAP diluted EPS include $0.03 of charges related to currency hedging losses.

“HP is a market leader executing well in a tough market,” said Mark Hurd, HP chairman and chief executive officer. “Our market strength, disciplined cost management and diverse portfolio allowed us to differentiate HP in the global marketplace and gain share in key markets.”

	Q1 FY09	Q1 FY08	Y/Y
Net revenue ($B)	$ 28.8	$ 28.5	1%
GAAP operating margin	8.7%	9.2%	(0.5 pts)
GAAP net earnings ($B)	$ 1.9	$ 2.1	-13%
GAAP diluted EPS	$ 0.75	$ 0.80	-6%
Non-GAAP operating margin	10.8%	9.9%	0.9 pts
Non-GAAP net earnings ($B)	$ 2.3	$ 2.3	0%
Non-GAAP diluted EPS	$ 0.93	$ 0.86	8%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates included in the narrative below reflect year-over-year comparisons.

Revenue grew 11% in the Americas to $12.4 billion. Revenue declined 3% in Europe, the Middle East and Africa and 11% in Asia Pacific to $12.0 billion and $4.4 billion, respectively. When adjusted for the effects of currency, revenue grew 13% in the Americas and 1% in Europe, the Middle East and Africa while declining 9% in Asia Pacific. Revenue from outside of the United States in the first quarter accounted for 65% of total revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) declining 22% over the prior-year period while accounting for 7% of total HP revenue.

Personal Systems Group
Personal Systems Group (PSG) revenue declined 19% to $8.8 billion, with unit shipments down 4%. Notebook revenue for the quarter was down 13%, while Desktop revenue declined 25%. Commercial client revenue was down 19%, while Consumer client revenue decreased 18%. Operating profit was $435 million, or 5.0% of revenue, down from $628 million, or 5.8% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue declined 19% to $6.0 billion. Supplies revenue was down 7%, while Commercial hardware revenue and Consumer hardware revenue declined 34% and 37%, respectively. Printer unit shipments decreased 33%, with Consumer printer hardware units down 31% and Commercial printer hardware units down 39%. Operating profit was $1.1 billion, or 18.5% of revenue, versus $1.1 billion, or 15.5% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $3.9 billion, down 18%. Storage revenue declined 7% with the midrange EVA product line down 7%. Industry Standard Server revenue and Business Critical Systems revenue declined 22% and 17%, respectively, while ESS blade revenue grew 4%. Operating profit was $405 million, or 10.3% of revenue, down from $673 million, or 14.0% of revenue, in the prior-year period.

Services
Services revenue increased 116% to $8.7 billion due primarily to the EDS acquisition. Revenue in Technology Services was flat. ITO, Application Services and BPO posted revenue of $3.9 billion, $1.6 billion and $743 million, respectively. Operating profit was $1.1 billion, or 12.8% of revenue, up from $499 million, or 12.3% of revenue, in the prior-year period.

HP Software
HP Software revenue declined 7% to $878 million. Business Technology Optimization portfolio revenue declined 4% while Other Software revenue was down 14%. Operating profit was $140 million, or 15.9% of revenue, up from $49 million, or 5.2% of revenue, in the prior-year period.

HP Financial Services
HP Financial Services (HPFS) reported revenue of $636 million, down 1% from the prior-year period. Financing volume increased 2%, and net portfolio assets declined 3%. Operating margin was 6.4% of revenue, down from 6.7% in the prior-year period.

Asset management
HP generated $1.1 billion in cash flow from operations for the first quarter. Inventory ended the quarter at $7.6 billion, down 2 days. Accounts receivable of $14.8 billion was up 7 days. Accounts payable ended the quarter at $11.2 billion, down 1 day. HP’s dividend payment of $0.08 per share in the first quarter resulted in cash usage of $193 million. HP utilized $1.2 billion of cash during the first quarter to repurchase approximately 34 million shares of common stock in the open market. HP exited the quarter with $11.3 billion in gross cash.

Outlook
HP estimates second quarter FY09 revenue will decline approximately two to three percent from the prior-year period.

Second quarter FY09 GAAP diluted EPS is expected to be approximately $0.70 to $0.72, and non-GAAP diluted EPS is expected to be approximately $0.84 to $0.86. Second quarter FY09 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.14 per share, related primarily to the amortization of purchased intangibles and restructuring charges.

HP estimates full year FY09 revenue will decline approximately two to five percent from the prior-year period.

Full year FY09 GAAP diluted EPS is expected to be approximately $3.19 to $3.31, and non-GAAP diluted EPS is expected to be approximately $3.76 to $3.88. FY09 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.57 per share, related primarily to the amortization of purchased intangibles and restructuring charges.

HP’s outlook for the second quarter of FY09 and the full year FY09 assumes that first quarter FY09 market conditions will persist. In addition, HP has assumed that currency exchange rates will have an unfavorable year-over-year impact on revenue of approximately 7 or 8 percentage points for the second quarter of FY09 and the full year FY09.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q1 FY09 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q12009webcast.

About HP
HP, the world’s largest technology company, provides printing and personal computing products and IT services, software and solutions that simplify the technology experience for consumers and businesses. More information about HP (NYSE: HPQ) is available at http://www.hp.com/.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and HP’s other filings with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009. In particular, determining HP’s actual tax balances and provisions as of January 31, 2009 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at http://www.hp.com/hpinfo/newsroom/.

© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31,	October 31,	January 31,
	2009	2008(c)	2008(c)

Net revenue	$28,800	$33,603	$28,467

Costs and expenses(a):
Cost of sales	22,069	25,853	21,444
Research and development	732	842	898
Selling, general and administrative	2,893	3,506	3,296
Amortization of purchased intangible assets	412	337	206
In-process research and development charges	6	32	--
Restructuring charges	146	251	10
Acquisition-related charges	48	41	--
Total costs and expenses	26,306	30,862	25,854

Earnings from operations	2,494	2,741	2,613

Interest and other, net	(232)	(98)	72

Earnings before taxes	2,262	2,643	2,685

Provision for taxes(b)	408	531	552

Net earnings	$1,854	$2,112	$2,133

Net earnings per share:
Basic	$0.77	$0.87	$0.83
Diluted	$0.75	$0.84	$0.80

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,410	2,440	2,560
Diluted	2,464	2,516	2,655

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$52	$46	$36
Research and development	17	17	20
Selling, general and administrative	85	94	101
Acquisition-related charges	6	--	--
Total costs and expenses	$160	$157	$157

(b) Tax benefit from stock-based compensation	$(48)	$(37)	$(47)

(c) Certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to the organizational realignments occurring within HP's service offerings portfolio.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months	Diluted	months	Diluted	months	Diluted
	ended	earnings	ended	earnings	ended	earnings
	January 31,	per	October 31,	per	January 31,	per
	2009	share	2008	share	2008	share

GAAP net earnings	$1,854	$0.75	$2,112	$0.84	$2,133	$0.80

Non-GAAP adjustments:

Amortization of purchased intangible assets	412	0.17	337	0.13	206	0.08
In-process research and development charges	6	--	32	0.01	--	--
Restructuring charges	146	0.06	251	0.10	10	--
Acquisition-related charges	48	0.02	41	0.02	--	--
Adjustments for taxes	(181)	(0.07)	(179)	(0.07)	(58)	(0.02)

Non-GAAP net earnings	$2,285	$0.93	$2,594	$1.03	$2,291	$0.86

GAAP earnings from operations	$2,494		$2,741		$2,613

Non-GAAP adjustments:

Amortization of purchased intangible assets	412		337		206
In-process research and development charges	6		32		--
Restructuring charges	146		251		10
Acquisition-related charges	48		41		--

Non-GAAP earnings from operations	$3,106		$3,402		$2,829

GAAP operating margin	9%		8%		9%
Non-GAAP adjustments	2%		2%		1%

Non-GAAP operating margin	11%		10%		10%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31,	October 31,
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,189	$10,153
Short-term investments	66	93
Accounts receivable	14,769	16,928
Financing receivables	2,316	2,314
Inventory	7,629	7,879
Other current assets	12,912	14,361

Total current assets	48,881	51,728

Property, plant and equipment	10,774	10,838

Long-term financing receivables and other assets	10,111	10,468

Goodwill and purchased intangible assets	39,868	40,297

Total assets	$109,634	$113,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$10,199	$10,176
Accounts payable	11,231	14,138
Employee compensation and benefits	2,951	4,159
Taxes on earnings	699	869
Deferred revenue	6,591	6,287
Other accrued liabilities	15,316	17,310

Total current liabilities	46,987	52,939

Long-term debt	10,259	7,676
Other liabilities	12,801	13,774

Stockholders' equity	39,587	38,942

Total liabilities and stockholders' equity	$109,634	$113,331

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended

	January 31,	January 31,
	2009	2008

Cash flows from operating activities:
Net earnings	$1,854	$2,133
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,214	749
Stock-based compensation expense	154	157
Provision for bad debt and inventory	168	78
In-process research and development charges	6	--
Restructuring charges	146	10
Acquisition-related charges	48	--
Deferred taxes on earnings	(63)	361
Excess tax benefit from stock-based compensation	(13)	(88)
Other, net	(17)	6

Changes in assets and liabilities:
Accounts and financing receivables	1,780	1,007
Inventory	156	54
Accounts payable	(2,889)	(659)
Taxes on earnings	300	(92)
Restructuring	(209)	(31)
Other assets and liabilities	(1,509)	(498)
Net cash provided by operating activities	1,126	3,187

Cash flows from investing activities:
Investment in property, plant and equipment	(828)	(611)
Proceeds from sale of property, plant and equipment	152	88
Purchases of available-for-sale securities and other investments	--	(20)
Maturities and sales of available-for-sale securities and other investments	46	106
Payments made in connection with business acquisitions, net	(345)	(264)
Net cash used in investing activities	(975)	(701)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	57	(899)
Issuance of debt	2,016	16
Payment of debt	(69)	(105)
Issuance of common stock under employee stock plans	299	554
Repurchase of common stock	(1,238)	(3,324)
Excess tax benefit from stock-based compensation	13	88
Dividends	(193)	(206)
Net cash provided by (used in) financing activities	885	(3,876)

Increase (decrease) in cash and cash equivalents	1,036	(1,390)
Cash and cash equivalents at beginning of period	10,153	11,293
Cash and cash equivalents at end of period	$11,189	$9,903

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31,	October 31,	January 31,
	2009	2008(a)	2008(a)

Net revenue:

Enterprise Storage and Servers	$3,948	$5,059	$4,820
Services	8,746	8,277	4,052
HP Software	878	1,148	947
Technology Solutions Group	13,572	14,484	9,819
Personal Systems Group	8,787	11,179	10,791
Imaging and Printing Group	5,981	7,572	7,357
HP Financial Services	636	691	642
Corporate Investments	196	246	218
Total Segments	29,172	34,172	28,827
Eliminations of intersegment net revenue and other	(372)	(569)	(360)

Total HP Consolidated	$28,800	$33,603	$28,467

Earnings from operations:

Enterprise Storage and Servers	$405	$705	$673
Services	1,123	945	499
HP Software	140	211	49
Technology Solutions Group	1,668	1,861	1,221
Personal Systems Group	435	616	628
Imaging and Printing Group	1,105	1,155	1,142
HP Financial Services	41	51	43
Corporate Investments	(19)	9	8
Total Segments	3,230	3,692	3,042

Corporate and unallocated costs and eliminations	24	(153)	(89)
Unallocated costs related to stock-based
compensation expense	(148)	(137)	(124)
Amortization of purchased intangible assets	(412)	(337)	(206)
In-process research and development charges	(6)	(32)	--
Restructuring charges	(146)	(251)	(10)
Acquisition-related charges	(48)	(41)	--
Interest and other, net	(232)	(98)	72

Total HP Consolidated Earnings Before Taxes	$2,262	$2,643	$2,685

(a)     Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31,	October 31,	January 31,
	2009	2008(a)	2008(a)

Net revenue:

Industry standard servers	$2,322	$2,977	$2,988
Business critical systems	713	935	855
Storage	913	1,147	977
Enterprise Storage and Servers	3,948	5,059	4,820
Technology services	2,451	2,657	2,458
Infrastructure Technology Outsourcing	3,903	3,531	1,252
Application Services	1,592	1,427	306
Business Process Outsourcing	743	604	36
Other	57	58	--
Services(b)	8,746	8,277	4,052
Business technology optimization	594	786	618
Other	284	362	329
HP Software	878	1,148	947
Technology Solutions Group	13,572	14,484	9,819
Notebooks	4,907	6,270	5,664
Desktops	3,303	4,149	4,406
Workstations	333	470	462
Handhelds	57	79	89
Other	187	211	170
Personal Systems Group	8,787	11,179	10,791
Commercial Hardware	1,239	1,846	1,883
Consumer Hardware	692	918	1,105
Supplies	4,047	4,808	4,362
Other	3	--	7
Imaging and Printing Group	5,981	7,572	7,357
HP Financial Services	636	691	642
Corporate Investments	196	246	218
Total Segments	29,172	34,172	28,827

Eliminations of intersegment net revenue and other	(372)	(569)	(360)

Total HP Consolidated	$28,800	$33,603	$28,467

(a)     Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, revenue was transferred among the business units within the Services, HP Software, Imaging and Printing Group, and Personal Systems Group segments. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, HP Financial Services and Corporate Investments segments.

(b)     Infrastructure Technology Outsourcing, Application Services, Business Process Outsourcing and Other business units were added to the Services business segment. In addition, Outsourcing Services, Consulting and Integration and EDS business units within Services were disintegrated in fiscal 2009.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31,	October 31,	January 31,
	2009	2008	2008

Numerator:
Net earnings	$1,854	$2,112	$2,133
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	--	--	2

Net earnings, adjusted	$1,854	$2,112	$2,135

Denominator:
Weighted-average shares used to compute basic EPS	2,410	2,440	2,560
Effect of dilutive securities:
Dilution from employee stock plans	54	76	87
Zero-coupon subordinated convertible notes	--	--	8
Dilutive potential common shares	54	76	95

Weighted-average shares used to compute diluted EPS	2,464	2,516	2,655

Net earnings per share:
Basic(a)	$0.77	$0.87	$0.83
Diluted(b)	$0.75	$0.84	$0.80

(a)     HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)     The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31,	October 31,	January 31,
	2009	2008	2008

Numerator:
Non-GAAP net earnings	$2,285	$2,594	$2,291
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	--	--	2

Non-GAAP net earnings, adjusted	$2,285	$2,594	$2,293

Denominator:
Weighted-average shares used to compute basic EPS	2,410	2,440	2,560

Effect of dilutive securities:
Dilution from employee stock plans	54	76	87
Zero-coupon subordinated convertible notes	--	--	8
Dilutive potential common shares	54	76	95

Weighted-average shares used to compute diluted EPS	2,464	2,516	2,655

Non-GAAP net earnings per share:
Basic(a)	$0.95	$1.06	$0.89
Diluted(b)	$0.93	$1.03	$0.86

(a)     HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)     The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

o	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

o	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

o	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

o	Beginning in the fourth quarter of fiscal 2008, HP incurred costs related to its acquisition of Electronic Data Systems Corporation (“EDS”), some of which were treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses relating to the EDS acquisition for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

o	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

o	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

o	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

o	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.